UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported) July 20, 2005 (July 18, 2005)


                                 Superclick Inc.
             (Exact name of registrant as specified in its charter)


         Washington                     333-31238                52-2219677
----------------------------           ------------          -------------------
(State or other jurisdiction           (Commission            (I.R.S. Employer
      of incorporation)                File Number)          Identification No.)


                              4275 Executive Square
                                    Suite 215
                               La Jolla , CA 92037
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                  858-518-1387
               Registrant's telephone number, including area code


         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

This Current Report contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, demand and acceptance of services, changes in governmental policies and regulations, economic conditions, the impact of competition and pricing, and other risks defined in this document and in statements filed from time to time with the Securities and Exchange Commission by Superclick, Inc. (the "Company"). All readers are encouraged to carefully review this Current Report. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Item 1.01. Entry into a Material Definitive Agreement

On July 18, Superclick, Inc., a corporation formed under the laws of the State of Washington (the "Company"), and Hotel Net., a limited liability corporation formed under the laws of the State of Georgia ("Hotel Net") and the stockholders of Hotel Net ("Hotel Net Stockholders") have entered into a binding letter of intent ("LOI") providing for the acquisition of Hotel Net (the "Hotel Net Shares") from the Hotel Net Stockholders.

The LOI contemplates an acquisition under the terms of which the Company will issue 4.75 million shares of its common stock to the Hotel Net Stockholders in consideration for 100% of the Hotel Net Shares. Assuming the issuance of 4.75 million shares of common stock of the Company to the Hotel Net Stockholders, the holders of the shares of the Company's common stock prior to the transaction will retain approximately 84% of the equity of the Company subsequent to the transaction.

Hotel Net is installed in more than 20,000 hotel rooms in more than 160 hotels throughout North America.

Consummation of the transaction is subject to a number of conditions, including:

      o     The execution of a definitive agreement;

      o The delivery to the Company of fully executed releases by all Hotel Net Stockholders to the effect that no such Hotel Net Stockholder is owed any form of payment or other obligation by Hotel Net in addition to the terms set forth in the binding LOI;

      o Completion of a satisfactory due diligence investigation by both parties;

      o The entry into certain employment agreements by and among the Company and certain stockholders of Hotel Net; and

      o     Definitive  approval by the board of directors of the Company of the
            Purchase   Agreement   and   all   transactions   and   developments
            contemplated thereby.

There can be no assurance that the transaction contemplated by the Purchase Agreement will be consummated on a timely basis, if at all.

Item 9.01. Financial Statements and Exhibits

(c)   Exhibits

2.1 Letter of Intent, dated as of July 18, 2005, by and among Superclick, Inc. and Hotel Net LLC

99.1  Superclick's press release dated July 19, 2005.

                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                         SUPERCLICK, INC.


                                         By: /s/ Todd M. Pitcher
                                             -------------------------------
                                             Todd M. Pitcher
                                             Chairman and Interim CFO

Dated: July 20, 2005